Exhibit 10.2

EXECUTION COPY

EXHIBIT A-2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of February 2, 2011 by and between AFCV Holdings, LLC, a Delaware limited liability company (“Parent”), Redpoint Omega, L.P., a Delaware limited partnership and Redpoint Omega Associates, LLC, a Delaware limited liability company (the “Stockholders”) and Answers Corporation, a Delaware corporation (the “Company”).

A.            Parent, the Company and A-Team Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 2, 2011, which provides for the merger (the “Merger”) of Merger Sub with and into the Company with the Company surviving and pursuant to which all outstanding capital stock of the Company will be cancelled and converted into the right to receive the consideration set forth in the Merger Agreement.

B.             As of the date of this Agreement, the Stockholders are the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the Company Series A Preferred Stock, Company Series B Preferred Stock and such number of shares of Company Common Stock issuable upon the exercise and conversion of the Company Series A Preferred Stock and Company Series B Preferred Stock, as is indicated on the signature page of this Agreement.

C.             In consideration of the execution of the Merger Agreement by Parent, each Stockholder (in its capacity as such) has agreed to vote the Shares (as defined below) and such other shares of capital stock of the Company over which such Stockholder has or will acquire voting power, so as to facilitate consummation of the Merger.  In addition, each Stockholder understands and acknowledges that the Company and Parent are entitled to rely on (i) the truth and accuracy of such Stockholder’s representations contained herein and (ii) such Stockholder’s performance of their obligations set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, in consideration of the premises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration the parties hereto hereby agree as follows:

1.              Certain Definitions.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

1. 1          “Beneficially Own” or “Beneficial Ownership” or “Beneficially Owned,” with respect to any securities, means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any Contract.  A “Beneficial Owner” is a Person who Beneficially Owns securities.

1. 2          “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

1. 3          “Shares” shall mean: (i) all shares of Company Common Stock (including all options, warrants and other rights to acquire shares of Company Common Stock) Beneficially Owned by a Stockholder as of the date of this Agreement, (ii) all shares of Company Series A Preferred Stock Beneficially Owned by a Stockholder as of the date of this Agreement, (iii) all shares of Company Series B Preferred Stock Beneficially Owned by a Stockholder as of the date of this Agreement, and (iv) all additional shares of Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock (including all additional options, warrants and other rights to acquire shares of Company Common Stock) of which a Stockholder acquires Beneficial Ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

1. 4          A Person shall be deemed to have effected a “Transfer” of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2.              Transfer of Shares.

2. 1          No Transfer of Shares.  Each Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, such Stockholder shall not cause or permit any Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares.

2. 2          No Transfer of Voting Rights.  Each Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, such Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar Contract to vote or give instructions with respect to the Shares (other than this Agreement and the Proxy) in contravention of the obligations of such Stockholder (including in any manner inconsistent with Section 4 below) under this Agreement with respect to any of the Shares.

3.              Merger Consideration. Each Stockholder hereby acknowledges and agrees that payment of the Series A Merger Consideration and the Series B Merger Consideration in accordance with the terms of the Merger Agreement shall be deemed to satisfy the Company’s obligations under the Certificates of Designation with respect to the Company Series A Preferred Stock and Company Series B Preferred Stock in connection with a “Change of Control Transaction” and a “Liquidation” (as such terms are defined in the Certificates of Designation). Each Stockholder hereby irrevocably waives all other rights under the Certificates of Designation to convert the Company Series A Preferred Stock or Company Series B Preferred Stock to Company Common Stock, or to continue to hold the Company Series A Preferred Stock or the Company Series B Preferred Stock after the Effective Time.

4.              Agreement to Vote Shares.

4. 1          Until the Expiration Date, at every meeting of the Company’s stockholders called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Company’s stockholders with respect to any such meeting, each Stockholder shall vote (to the extent not voted by the person(s) appointed under the Proxy) the Shares:

(a)               in favor of the adoption of the Merger Agreement (as it may be amended from time to time) and any matter that would reasonably be expected to facilitate the Merger; and

(b)              against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (i) the approval of any proposal made in opposition to, or in competition with, the Merger or any other transactions contemplated by the Merger Agreement, (ii) any Alternative Transaction Proposal, and (iii) any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transaction contemplated by the Merger Agreement.

4. 2          In the event that a meeting of the holders of shares of Company Common Stock is held, the Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

5.              Irrevocable Proxy.  Concurrently with the execution of this Agreement, each Stockholder shall deliver to Parent a duly executed proxy in the form attached hereto as Exhibit A with respect to the Shares (the “Proxy”), which Proxy is coupled with an interest, and, until the Expiration Date, shall be irrevocable to the fullest extent permitted by applicable law, with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company with respect to the matters contemplated by Section 4 covering the total number of Shares in respect of which such Stockholder is entitled to vote at any such meeting or in connection with any such written consent.  Upon the execution of this Agreement by each Stockholder, (i) such Stockholder hereby revokes any and all prior proxies (other than the Proxy) given by the Stockholder with respect to the subject matter contemplated by Section 4, and (ii) such Stockholder agrees to not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Shares in any manner inconsistent with the terms of Section 4, until after the Expiration Date.

6.             Directors and Officers.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require either Stockholder to attempt to) limit or restrict any designee of such Stockholder who is a director of the Company from acting in such capacity or voting in such Person’s sole discretion on any matter (it being understood that this Agreement shall apply to a Stockholder solely in such Stockholder’s capacity as a holders of shares of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock and/or holder of warrants to purchase shares of Company Common Stock).

7.              Representations and Warranties of the Stockholder.  Each Stockholder hereby represents and warrants to Parent that:

7. 1          Power; Binding Agreement.  Such Stockholder has full power, capacity and authority to execute and deliver this Agreement and the Proxy, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action, if any, on the part of such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement or the Proxy, the performance by such Stockholder of its obligations hereunder or thereunder or the consummation by such Stockholder of the transactions contemplated hereby or thereby.  This Agreement and the Proxy have been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitute a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

7. 2          No Conflicts.  No filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution by such Stockholder of this Agreement and the Proxy, the performance by such Stockholder of its obligations hereunder and thereunder and the consummation by such Stockholder of the transactions contemplated hereby and thereby.  None of the execution and delivery by such Stockholder of this Agreement or the Proxy, the performance by such Stockholder of its obligations hereunder or thereunder or the consummation by such Stockholder of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any organizational documents applicable to such Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any Contract or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s properties or assets may be bound, or (iii) violate any Legal Requirements applicable to such Stockholder or any of such  Stockholder’s properties or assets, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Agreement or otherwise prevent or delay such Stockholder from performing its obligations under this Agreement.

7. 3          Ownership of Shares.  As of the date of this Agreement, such Stockholder (i) is the Beneficial Owner of the shares of Company Common Stock (including options and/or warrants to purchase shares of Company Common Stock and shares of Company Common Stock issuable upon the exercise of such options and/or warrants), Company Series A Preferred Stock and Company Series B Preferred Stock as indicated on the signature page of this Agreement, all of which are free and clear of any Liens (except any Liens arising hereunder), and (ii) does not own, beneficially or otherwise, any shares of Company Common Stock (including options and/or warrants to purchase shares of Company Common Stock and shares of Company Common Stock issuable upon the exercise of such options and/or warrants), shares of Company Series A Preferred Stock or Shares of Company Series B Preferred Stock other than as indicated on the signature page of this Agreement.  The Shares are and will be at all times up until the Expiration Date free and clear of any Liens, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on such Stockholder’s voting rights and other encumbrances of any nature that would adversely affect the Merger or the exercise or fulfillment of the rights and obligations of the Company under the Merger Agreement or of the parties to this Agreement.  Such Stockholder’s principal place of business is set forth on the signature page hereto.

7. 4          Voting Power.  Such Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

7. 5          No Finder’s Fees.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of such Stockholder.

8.              No Solicitation; Notification.  Until the Expiration Date, each Stockholder, solely in its capacity as a stockholder of the Company, shall not, and shall not authorize, or encourage any Representative or Affiliate of such Person, directly or indirectly, to take any action that would, or would reasonably be expected to, result in the violation by the Company of Section 6.3 (Alternative Transaction Proposals) of the Merger Agreement; provided, that, with respect to a designee of a Stockholder who is a director of the Company, nothing herein shall prevent such Person from taking any action solely in such employee’s capacity as a director of the Company in the exercise of such director’s fiduciary duties with respect to an Alternative Transaction Proposal or Superior Proposal in compliance with the terms of the Merger Agreement.  Without limiting the generality of the foregoing, each Stockholder acknowledges and hereby agrees that any violation of the restrictions set forth in this Section 8 by such Stockholder or any of their Representatives or Affiliates shall be deemed to be a breach of this Agreement by such Stockholder.  No Stockholder shall enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to an Acquisition Proposal unless and until this Agreement is terminated pursuant to its terms.

9.             Disclosure.  Subject to reasonable prior notice and approval, each Stockholder shall permit and hereby authorizes Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to thereto, such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

10.            Consent and Waiver.  Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement or instrument to which such Stockholder is a party or subject or in respect of any rights such Stockholder may have in connection with the Merger or the other transactions provided for in the Merger Agreement (whether such rights exist under the certificate of incorporation or bylaws of the Company, any Contract to which the Company is a party or by which it is, or any of its assets are, bound under statutory or common law or otherwise).  Without limiting the generality or effect of the foregoing, each Stockholder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, the Company Board of Directors’ actions in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement, or to seek damages or other legal or equitable relief in connection therewith; and such Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that such Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

11.            Further Assurances.  Subject to the terms and conditions of this Agreement, each Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement.  Each Stockholder, in such Stockholder's capacity as a holder of Shares, shall at all times publicly support the Merger and other transactions contemplated by the Merger Agreement.

12.            Termination.  This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date.  Notwithstanding the foregoing, nothing set forth in this Section 12 or elsewhere in this Agreement shall relieve either party hereto from any liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement.

13.            Miscellaneous.

13. 1        Waiver.  At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein.  Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable.  Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

13. 2        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirement, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13. 3        Binding Effect; Assignment.  This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of Parent.

13. 4         Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

13. 5        Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein.  Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

13. 6         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

13. 7        Submission to Jurisdiction.  In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties hereto: (a) irrevocably and unconditionally consents and submits, for itself and its property, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, in the case of any claim as to which the federal courts have exclusive subject matter jurisdiction, the Federal court of the United States of America, sitting in Delaware); (b) agrees that all claims in respect of such action or proceeding must be commenced, and may be heard and determined, exclusively in the Court of Chancery of the State of Delaware (or, if applicable, such Federal court); (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Court of Chancery of the State of Delaware (and, if applicable, such Federal court); and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Court of Chancery of the State of Delaware (or, if applicable, such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13.11.  Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

13. 8        WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.8.

13. 9        Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal Requirement providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

13. 10      Entire Agreement. This Agreement and the other agreements referred to in this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

13. 11      Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

If to Parent:

AFCV Holdings, LLC
6665 Delmar, Suite 3000
St. Louis, MO 63130
Attention:	Chief Executive Officer
Telephone No.:    (314) 664-2010
Telecopy No.:      (314) 754-9526

with copies to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Attention:	Robert G. Day
Lawrence M. Chu
Facsimile No.: (650) 493-6811

If to a Stockholder:	To the address for notice set forth on the signature page hereof.

Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date when sent and (iv) in the case of mailing, on the third (3rd) Business Day following that on which the piece of mail containing such communication is posted.

13. 12       Headings.  The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

13. 13       No Third Party Beneficiaries.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

13. 14       Interpretation.

(a)            Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

(b)            The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

13. 15       Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

13. 16      Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDERS:

Redpoint Omega, L.P.

By: /s/ Allen Beasley

Name:Allen Beasley

Title: Managing Director

3000 Sand Hill Road, Bldg. 2, Suite 290, Menlo Park, CA 94025
Print Address

650-854-5762
Facsimile No.

Shares beneficially owned:

0 shares of Company Common Stock

58,350 shares of Company Series A Preferred Stock, convertible into 1,319,474 shares of Company Common Stock as of the date hereof

68,075 shares of Company Series B Preferred Stock, convertible into 1,237,727 shares of Company Common Stock as of the date hereof

1,267,198 shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights

[Signature Page to Redpoint Voting Agreement]

Redpoint Omega Associates, LLC

By: /s/ Allen Beasley

Name: Allen Beasley

Title: Managing Director

3000 Sand Hill Road, Bldg. 2, Suite 290, Menlo Park, CA 94025
Print Address

650-854-5762
Facsimile No.

Shares beneficially owned:

0 shares of Company Common Stock

1,650 shares of Company Series A Preferred Stock, convertible into 37,312 shares of Company Common Stock as of the date hereof

1,925 shares of Company Series B Preferred Stock, convertible into 35,000 shares of Company Common Stock as of the date hereof

35,833 shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights

[Signature Page to Redpoint Voting Agreement]

AFCV HOLDINGS, LLC:

By: /s/ David Karandish

Name: David Karandish

Title: Chief Executive Officer

ANSWERS CORPORATION:

By: /s/ Robert S. Rosenschein

Name: Robert Rosenschein

Title: Chief Executive Officer

[Signature Page to Redpoint Voting Agreement]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of Answers Corporation, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints David Karandish, Chief Executive Officer, and Mood Rowghani, Manager of AFCV Holdings, LLC, a Delaware limited liability company (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of Company Series A Preferred Stock, Company Series B Preferred Stock and Company Common Stock that now are or hereafter may be Beneficially Owned by the undersigned, and any and all other shares or securities of the Company issued or issuable to Stockholder on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date.  Upon Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies given by Stockholder with respect to any Shares are hereby revoked and Stockholder agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and Stockholder (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, A-Team Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company.  The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company, pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.  Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement (as it may be amended from time to time) and any matter that would reasonably be expected to facilitate the Merger; and (ii) against any of the following actions (other than those actions that relate to the Merger and any other transactions contemplated by the Merger Agreement): (a) the approval of any proposal made in opposition to, or in competition with, the Merger or any other transactions contemplated by the Merger Agreement, (b) any Alternative Transaction Proposal, and (c) any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transaction contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided herein.  Stockholder may vote the Shares on all other matters.

Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date

Dated: February 2, 2011

STOCKHOLDER:
Redpoint Omega
Redpoint Omega Associates

By:/s/ Allen Beasley

Name: Allen Beasley

Title: Managing Director

[Signature Page to Redpoint Voting Agreement]